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                                                                    Exhibit 10.3


                     MEMORANDUM OF AGREEMENT OF RENEWAL OF LEASE



BETWEEN:                      SITQ INC.

                              a body politic and corporate, duly incorporated under the laws of the Province of Quebec, having its head office in the City and District of Montreal, Quebec, herein acting and represented by Fernand Perreault, President, and Gilbert Vocelle, Vice President, Industrial Division, hereunto duly authorized (hereinafter called the "Landlord")

                              For:

                              SITQ INDUSTRIEL INC.,
                              ABRIM 14 INC.,
                              149855 CANADA INC.,
                              149856 CANADA INC.,

                              PARTY OF THE FIRST PART;

AND:                          DECTRON INC.

                              a body politic and corporate, duly and legally incorporated, herein acting and represented by Ness Lakdawala, hereunto duly authorized (hereinafter called the "Tenant")

                              PARTY OF THE SECOND PART.


          WHEREAS, on May 23rd, 1985, the Tenant executed a memorandum of agreement of lease (hereinafter called the "Lease") for certain premises located at and bearing civic number 4300 Poirier, in the City of St. Laurent, Quebec (hereinafter called the "Premises") measuring 33,750 gross square feet, for a term of FIVE (5) years, commencing on February 1st, 1985 and ending January 31st, 1990;

          WHEREAS, on July 11th, 1989, the Lease was renewed for a term of FIVE
(5) years, commencing on February 1st, 1990 and ending on January 31st, 1995 (hereinafter called "Renewal #1");

          WHEREAS, the Landlord and the Tenant wish to extend the term of the Lease for an additional period of FIVE (5) years, commencing on February 1st, 1995 and ending on January 31st, 2000, upon the terms and conditions hereinafter set forth in this memorandum of agreement of renewal of lease (hereinafter called the "Renewal Agreement #2");



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NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS, AGREEMENTS, AND
OBLIGATIONS OF THE PARTIES HERETO, THE PARTIES HERETO DO HEREBY COVENANT AND AGREE AS FOLLOWS:


SECTION 1                RENEWAL OF TERM

          The Landlord and the Tenant do hereby renew the Lease for a period of FIVE (5) years commencing February 1st, 1995 and ending on January 31st, 2000 (hereinafter called the "Renewal Term").

SECTION 2                BASE RENT

          During the Renewal Term, the Tenant covenants and agrees to pay to the Landlord an annual base rent of:

     For the period commencing on February 1st, 1995 and ending on January 31st, 1997, the sum of ONE HUNDRED AND TWO THOUSAND, AND SIX HUNDRED DOLLARS ($102,600.00), payable in and by even, equal, consecutive, monthly installments of EIGHT THOUSAND, FIVE HUNDRED AND FIFTY DOLLARS ($8,550.00) payable in advance in lawful currency of Canada, on the first (1st) day of each month, at the office of the Landlord, without demand, deduction or compensation; representing THREE DOLLARS AND FOUR CENTS ($3.04) per square foot per annum.

     For the period commencing on February 1st, 1997 and ending on January 31st, 20000, the sum of ONE HUNDRED AND SIX THOUSAND, THREE HUNDRED AND TWELVE DOLLARS AND FIFTY CENTS ($106,212.50), payable in and by even, equal, consecutive, monthly, installments of EIGHT THOUSAND, EIGHT HUNDRED AND FIFTY-NINE DOLLARS AND THIRTY-EIGHT CENTS ($8,859.38) payable in advance in lawful currency of Canada, on the first (1st) day of each month, at the office of the Landlord, without demand, deduction or compensation; representing THREE DOLLARS AND FIFTEEN CENTS ($3.15) per square foot per annum.

SECTION 3                     TAXES

          Notwithstanding anything to the contrary contained in the Lease or in the Renewal #1, the Tenant undertakes to pay to the Landlord as additional rent its share of any surtax on non-residential immoveable or other similar tax that is or might be levied, confirmed, imposed or assessed with respect to the Building by any taxation authority. The share of the surtax so payable by the Tenant, shall be calculated by the Landlord in conformity with all applicable laws and regulations.

          Notwithstanding anything to the contrary contained in the Lease or in the Renewal


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#1, should the real estate taxation system currently in effect be modified, or should a new tax, assessment or imposition, in replacement of or in addition to the real estate taxes currently imposed upon the Building, the imposed, or should such tax, assessment or imposition be imposed upon the Landlord or upon the revenues arising from the rental of the Building, the words "real estate taxes" shall include any such new tax, assessment or imposition. Should any competent taxing authority, at any time whatsoever, cancel any tax, assessment or imposition forming part of the real estate taxes, the Landlord shall abolish such tax, assessment or imposition from the real estate tax.

SECTION 4                     OPERATING EXPENSES

          Notwithstanding anything to the contrary contained in the Lease or in the Renewal #1, during the Renewal Term, the Tenant shall pay its proportion of the costs incurred by the Landlord to replace, improve, modify or increase the insulation of the Building, when, in the opinion of an expert on the subject, these costs are likely to reduce the cost of electricity or gas consumed in the Premises.

          Notwithstanding anything to the contrary contained in the Lease or in the Renewal #1, during the Renewal Term, the Tenant shall pay its proportion of the salaries, wages and cost related to fringe benefits and pension plan benefits of any kind for all employees of the Landlord engaged in the operation, maintenance, repair, surveillance, supervision and management of the Building.

          Notwithstanding anything to the contrary contained in the Lease or in the Renewal #1, during the Renewal Term, should the Landlord decide to replace the heating, ventilation and air conditioning units, or the windows, the capital cost thereof shall be amortized over a period of FIFTEEN (15) years without interest and the Tenant shall reimburse annually to the Landlord one fifteenth (1/15) of such capital cost as additional rental.

SECTION 5                     LEASEHOLD IMPROVEMENTS

          The Landlord shall grant the Tenant an allowance of SEVENTY-FIVE THOUSAND DOLLARS ($75,000.00), in order to execute leasehold improvements in the Premises. This allowance shall be paid subject to the following conditions:

          -    plans to be approved by the Landlord; and

          - upon the obtention of a satisfactory credit report on the solvability of the Tenant; and

          -    upon completion of the leasehold improvements; and

          - upon inspection and approval of the leasehold improvements by the Landlord.

SECTION 6                     OPTION TO RENEW

          Provided the Tenant is not, or has not been in default under any of the terms and


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conditions of this Renewal Agreement #2, the Landlord hereby grants to the
Tenant ONE (1) option to renew this Lease of a period of FIVE (5) years, commencing on February 1st, 2000 and terminating on January 31st, 2005 provided that the Tenant gives to the Landlord written notice, by registered mail, of its intention to exercise this option SIX (6) months prior to the expiry date of this Renewal Agreement #2; failing which this option to renew will become null and void. All terms and conditions are contained in the Lease shall remain the same except for the following:

          - the minimum rental shall be increased by the consecutive annual Canadian Price Index all items for the Montreal area published by Statistic Canada from February 1st, 1995 to January 31st, 2000;

          - The Landlord shall not be obliged to execute any leasehold improvements in the Premises.

SECTION 7                     RIGHT TO RELOCATE

          During the Renewal Term, the Tenant shall have the right without penalty and upon giving a sixty (60) days prior written notice, to substitute for the Premises any other premises located in one of the Landlord's building, provided that such premises comprise of the same area of the Premises, or more; however, if at the time of the Tenant's request, should there be no available vacant space in the Landlord's buildings, the Tenant shall be obliged to remain in the Premises.

SECTION 8                     LEASE

          Save and except as modified by the Renewal Agreement #2, the Lease shall remain in full force and affect MUTATIS MUTANDIS.

SECTION 9                     ADMINISTRATION FEE

          The Tenant undertakes to pay to the Landlord an administrative fee of five percent (5%) on all sums due to the Landlord under the Lease or the Renewal Agreement #2, save as to base rent and real estate taxes as set forth in the Lease.

SECTION 10                    LANGUAGE

          The parties hereto acknowledge and confirm having requested that this agreement and all notices and communications contemplated hereby be drafted in the English Language.

          Les parties aux presentes reconnaissent et confirment qu'elles onto exige que la presente convention ainsi que tous avis et communications y afferents soient rediges en anglais.

SECTION 11                    PREAMBLE

          The preamble shall form an integral part hereof.



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IN WITNESS WHEREOF, THE PARTIES HERETO HAVE DULY EXECUTE THIS RENEWAL AGREEMENT
#2.



Signed in the City of St. Laurent,


This 7th day of December 1994



                                   SITQ INC.

                              For:

                                   SITQ INDUSTRIEL INC.,
                                   ABRIM 14 INC.,
                                   149855 CANADA INC.,
                                   149856 CANADA INC.,



                                   Per: /s/ Fernand Perreault
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Witness                                 Fernand Perreault



                                   Per: /s/ Gilbert Vocelle
------------------------------          -------------------------------
Witness                                 Gilbert Vocelle

                                   Party of the First Part


Signed in the City of St. Laurent

This 6th day of December 1994

                                   DECTRON INC.



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                                   Per: /s/ Ness Lakdawala
------------------------------          -------------------------------
Witness                                 Ness Lakdawala

                                   Party of the Second Part

























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